EXHIBIT 11.0


                             Audio King Corporation
                        Computation of Earnings Per Share
                           For the years ended June 30

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                                                                            1996       1995     1994
                                                                            ----       ----     ----

Net income (loss) before cumulative effect of change in
     accounting for income taxes                                          $  (251)   $   633   $   682

Cumulative effect of change in accounting for
     income taxes                                                            --         --          45
                                                                          -------    -------   -------

Net Income (Loss)                                                         $  (251)   $   633   $   637
                                                                          =======    =======   =======

Weighted average common and common equivalent shares outstanding:
     Weighted average common shares outstanding                             2,735      2,665     2,630

     Dilutive effect of stock options and warrants
         after application of the treasury stock method - Primary            --          123       185

     Additional dilutive effect of stock options and warrants
         after application of the treasury stock method - Fully Diluted      --           23      --
                                                                          -------    -------   -------

                                                                            2,735      2,811     2,814
                                                                          =======    =======   =======

Net income (loss) per share before cumulative effect of change
     in accounting for income taxes - Primary and Fully Diluted           $  (.09)   $   .23   $   .25

Cumulative effect of change in
     accounting for income taxes                                             --         --        (.02)
                                                                          -------    -------   -------

Net income per share - Primary and Fully Diluted                          $  (.09)   $   .23   $   .23
                                                                          =======    =======   =======





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